Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO 18 U.S.C. §1350

     The undersigned hereby certifies that she is the duly appointed and acting Chief Executive Officer of Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), and hereby further certifies as follows.
1.The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
2.The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite her signature below.

Date:	November 4, 2026	By:	/s/ Stephanie Ferris
Stephanie Ferris
Chief Executive Officer